                                                                   Exhibit(d)(3)
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                       STOCK VOTING AND TENDER AGREEMENT

                                  BY AND AMONG

                              KBII HOLDINGS, INC.

                         KBII ACQUISITION COMPANY, INC.

                                      AND

                          THE INDIVIDUALS NAMED HEREIN

                          Dated as of August 10, 2000

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

                               TABLE OF CONTENTS

                                                                            Page

1.   Definitions............................................................. 1

2.   Tender of Securities.................................................... 1

3.   Provisions Concerning the Securities.................................... 1
       (a) Agreement to Vote the Securities.................................. 1
       (b) Grant of Proxy.................................................... 2
       (c) Other Proxies Revoked............................................. 2

4.   Representations and Warranties of Each Shareholder...................... 2
       (a) Power, etc........................................................ 2
       (b) Ownership of Securities........................................... 3
       (c) No Conflicts...................................................... 3
       (d) No Finder's Fees.................................................. 3
       (e) No Encumbrances................................................... 3
       (f) Reliance by Acquiror.............................................. 3

5.   Additional Covenants of Each Shareholder................................ 4
       (a) No Solicitation................................................... 4
       (b) Restriction on Transfer, Proxies and Non-Interference............. 4
       (c) Waiver of Appraisal Rights........................................ 4
       (d) Stop Transfer; Changes in Subject Shares.......................... 4
       (e) Cooperation....................................................... 5
       (f) Releases.......................................................... 5

6.   Fiduciary Duties........................................................ 5

7.   Miscellaneous........................................................... 5
       (a) Further Assurances................................................ 5
       (b) Notices........................................................... 5
       (c) Interpretation.................................................... 6
       (d) Counterparts...................................................... 6
       (e) Entire Agreement; No Third-Party Beneficiaries.................... 6
       (f) Governing Law..................................................... 6
       (g) Assignment........................................................ 6
       (h) Severability...................................................... 7
       (i) Enforcement of this Agreement..................................... 7

8.   Termination............................................................. 7

9.   Publication............................................................. 7

                       STOCK VOTING AND TENDER AGREEMENT

     STOCK VOTING AND TENDER AGREEMENT (this "Agreement") dated as of August 10, 2000, among KBII Holdings, Inc., a Delaware corporation ("Parent"), KBII Acquisition Company, Inc., a Colorado corporation ("Acquiror") and the individuals listed on Schedule I hereto (individually, a "Shareholder," and
                      ----------
collectively, the "Shareholders").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, simultaneously with entering into this Agreement, Parent, Acquiror and BI Incorporated, a Colorado corporation (the "Company"), are entering into an Agreement and Plan of Merger (such agreement, the "Merger Agreement"), pursuant to which Acquiror will be merged with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of the number of Shares set forth opposite such Shareholder's name on Schedule I hereto; and
        ----------

     WHEREAS, each Shareholder has agreed that such Shareholder shall vote and tender the Shares beneficially owned by such Shareholder as of the date hereof and any Shares hereafter acquired (all such Shares owned as of the date hereof and hereinafter acquired, the "Securities") with respect to certain questions that may be put to the Shareholders, in each case, in accordance with the terms and conditions of this Agreement;

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that each Shareholder enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Definitions.  For purposes of this Agreement capitalized terms used and
         -----------
not defined herein have the respective meanings ascribed to them in the Merger Agreement.

     2.  Tender of Securities.  Each Shareholder hereby agrees severally and not
         --------------------
jointly to tender for acceptance by Acquiror pursuant to the Offer any Securities owned by such Shareholder as of the date hereof and any Securities hereafter acquired.

     3.  Provisions Concerning the Securities.
         ------------------------------------

         (a) Agreement to Vote the Securities.  Each Shareholder, in its
             --------------------------------
capacity as such, hereby agrees severally and not jointly that during the period commencing on the date hereof and continuing until the earlier of the Effective Time or the termination of this Agreement (such period, the "Voting Period") at any meeting of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, such Shareholder shall vote (or cause to be voted) the Securities (i) in favor of the Merger and the approval of the terms of

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the Merger Agreement and each of the other transactions contemplated by the
Merger Agreement and this Agreement and any actions required in furtherance thereof, (ii) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Shareholder under this Agreement, and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale, lease or transfer of a significant part of the assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; (C) (1) any change in the Persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or By-laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement or the Merger Agreement. Each Shareholder hereby agrees that such Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be to violate the provisions and agreements contained in this Agreement.

         (b) Grant of Proxy.  Each Shareholder severally and not jointly hereby
             --------------
appoints Parent, Acquiror and any designee of Parent or Acquiror, each of them individually, such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Securities in accordance with paragraph (a) of this Section. This proxy is given to secure the performance of the duties of each Shareholder under this Agreement. Each Shareholder severally and not jointly affirms that this proxy is coupled with an interest and shall be irrevocable. Each Shareholder severally and not jointly shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (c) Other Proxies Revoked.  Each Shareholder severally and not jointly
             ---------------------
represents and warrants that any proxies heretofore given in respect of such Shareholder's Securities are not irrevocable, and that all such proxies have been or are hereby revoked.

     4.  Representations and Warranties of Each Shareholder.  Each Shareholder,
         --------------------------------------------------
severally and not jointly, hereby represents and warrants to Acquiror as follows:

         (a) Power, etc.  Such Shareholder has all necessary power and
             -----------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming its due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as such enforceability may be affected by bankruptcy or general equitable principles.

          (b) Ownership of Securities.  Such Shareholder is the record and
              -----------------------
beneficial owner of the Securities listed beside such Shareholder's name on

Schedule I attached hereto.  The Securities listed on Schedule I constitute all
----------                                            ----------
of the shares of capital stock of the Company owned of record or beneficially by such Shareholder as of the date hereof. All of such Securities are issued and are outstanding and except as set forth on Schedule II attached hereto, such
                                           -----------
Shareholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of capital stock of the Company. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 and Section 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Securities, with no limitations, qualifications or restrictions on such rights, subject only to applicable laws, the Company's Articles of Incorporation and the terms of this Agreement.

          (c) No Conflicts.  (i) No filing with, and no permit, authorization,
              ------------
consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and
(ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

          (d) No Finder's Fees.  Except as disclosed pursuant to the Merger
              ----------------
Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

          (e) No Encumbrances.  The Securities listed beside such Shareholder's
              ---------------
name on Schedule I attached hereto and the certificates representing such
        ----------
Securities are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (f) Reliance by Acquiror.  Such Shareholder understands and
              --------------------
acknowledges that Parent and Acquiror are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

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     5.  Additional Covenants of Each Shareholder.  Such Shareholder severally
         ----------------------------------------
and not jointly covenants and agrees as follows:

          (a) No Solicitation.  Such Shareholder shall not, in its capacity as
              ---------------
such, directly or indirectly (i) solicit, facilitate, initiate or encourage any inquiries or the making of any proposal with respect to a Target Takeover Proposal, (ii) enter into an agreement, arrangement or understanding with respect to any Target Takeover Proposal or enter into any agreement, arrangement or understanding requiring such Shareholder to abandon, terminate or fail to consummate this Agreement or any other transaction contemplated hereby or (iii) negotiate, explore or otherwise engage in discussions, or furnish to any Person (other than Parent or Acquiror) any information with respect to any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Target Takeover Proposal. Such Shareholder shall not, in its capacity as such, (i) withdraw or modify or propose to withdraw or modify, in a manner adverse to Parent or Acquiror, the approval or recommendation by such Shareholder of the Offer, the Merger, the Merger Agreement or this Agreement or
(ii) endorse or recommend, or propose to endorse or recommend, any Target Takeover Proposal. If such Shareholder receives any inquiry or proposal regarding any Target Takeover Proposal, such Shareholder shall promptly inform Acquiror of that inquiry or proposal and the details thereof.

          (b) Restriction on Transfer, Proxies and Non-Interference.  Such
              -----------------------------------------------------
Shareholder shall not (i) except as contemplated in this Agreement and the Merger Agreement, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Securities or any Included Option or Excluded Option or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement with respect to any of the Securities or any Included Option or Excluded Option; (iii) exercise any Included Option or Excluded Option; or (iv) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement.

          (c) Waiver of Appraisal Rights.  Such Shareholder hereby irrevocably
              --------------------------
waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have.

          (d) Stop Transfer; Changes in Subject Shares.  Such Shareholder agrees
              ----------------------------------------
with, and covenants to, Acquiror that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities or any Included Option or Excluded Option, unless such transfer is made in compliance with this Agreement or the Merger Agreement. In the event of a stock dividend or distribution, or any change in any class of capital stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Securities" shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged.

          (e) Cooperation.  Such Shareholder, in the capacity as a shareholder,
              -----------
shall cooperate fully with Parent, Acquiror and the Company in connection with their respective efforts to fulfill the conditions to the Merger set forth in
Article VI of the Merger Agreement and the conditions to the Offer set forth in Annex I to the Merger Agreement.

          (f) Releases.  Such Shareholder hereby fully, unconditionally and
              --------
irrevocably releases, effective as of the Effective Time, any and all claims and causes of action that such Shareholder has or may have against the Company or any present or former director, officer, employee or agent of the Company arising or resulting from or relating to any act, omission, event or occurrence prior to the date hereof and have arisen or resulted as of the Effective Time. The foregoing release does not include a release by any Shareholder of such Shareholder's rights to indemnification and advancement of expenses under the Company's articles of incorporation or bylaws, by agreement, by law, or pursuant to insurance policies. If requested by Parent, such Shareholder shall execute an additional release at the Effective Time releasing such claims as may arise between the date hereof and the Effective Time.

     6.  Fiduciary Duties.  Notwithstanding anything in this Agreement to the
         ----------------
contrary, the covenants and agreements set forth herein shall not prevent any Shareholder serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in the capacity of a director of the Company.

     7.  Miscellaneous.
         -------------

          (a) Further Assurances.  From time to time, at Acquiror's request and
              ------------------
without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (b) Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by overnight courier or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to Parent or Acquiror, to

                KBII Holdings, Inc.
                c/o Kohlberg & Co.
                111 Radio Circle
                Mount Kisco, New York  10549
                Attention:  Christopher Lacovara
                Facsimile No.: (914) 244-0689
               with copies to:

                Hunton & Williams
                Bank of America Plaza
                600 Peachtree Street, N.E., Suite 4100
                Atlanta, GA 30308
                Attention:  Gregory K. Gale, Esq.
                Facsimile No.:  (404) 888-4190

          (ii) if to the Shareholders, to the address set forth beside each Shareholder's name listed on Schedule I hereto
                                            ----------

               with a copy to:

                Ireland, Stapleton, Pryor & Pascoe, P.C.
                1675 Broadway
                Suite 2600
                Denver, CO 80202
                Attention:  John G. Lewis, Esq.
                Facsimile No.:  (303) 623-2062

          (c) Interpretation.  When a reference is made in this Agreement to a
              --------------
Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (d) Counterparts.  This Agreement may be executed in counterparts, all
              ------------
of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (e) Entire Agreement; No Third-Party Beneficiaries.  This Agreement,
              ----------------------------------------------
including the documents and instruments referred to herein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person or entity other than the parties any rights or remedies hereunder.

          (f) Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the State of Colorado, without regard to the conflict of laws rules thereof.

          (g) Assignment.  Neither this Agreement nor any of the rights,
              ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent and Acquiror may assign, in their sole discretion, any of or all their rights, interests and obligations under this Agreement, except their indemnification obligations set forth in Section 5(f), to any direct or indirect wholly owned subsidiary of Parent.

Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (h) Severability.  If any term or other provision of this Agreement is
              ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

          (i) Enforcement of this Agreement.  The parties agree that irreparable
              -----------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.  Termination.  This Agreement shall terminate, and neither Acquiror nor
         -----------
any Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the termination of the Merger Agreement in accordance with its terms without the merger having occurred, except nothing in this Section 7 shall relieve any party of liability for breach of this Agreement.

     9.  Publication.  Each Shareholder hereby agrees severally not jointly to
         -----------
permit Parent and Acquiror to publish and disclose in the Offer Documents and, if approval of the shareholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and intent with respect to the Securities and the nature of its commitments under this Agreement.

     IN WITNESS WHEREOF, Parent, Acquiror and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.



                                                 KBII HOLDINGS, INC.

                                                 By: /s/ Christopher Lacovara
                                                     __________________________
                                                 Name: Christopher Lacovara
                                                       ________________________
                                                 Title: Secretary
                                                        _______________________



                                                 KBII ACQUISITION COMPANY, INC.


                                                 By: /s/ Christopher Lacovara
                                                     __________________________
                                                 Name: Christopher Lacovara
                                                       ________________________
                                                 Title: Secretary
                                                        _______________________

                                                 SHAREHOLDERS

                                                 /s/ Dave Hunter
                                                 -----------------------------
                                                 DAVE HUNTER

                                                 /s/ Mckinley C. Edwards
                                                 -----------------------------
                                                 MCKINLEY C. EDWARDS

                                                 /s/ Jackie Chamberlin
                                                 -----------------------------
                                                 JACKIE CHAMBERLIN

                                                 /s/ Steve Merrefield
                                                 -----------------------------
                                                 STEVE MERREFIELD

                                                 /s/ Jon Hinebauch
                                                 -----------------------------
                                                 JON HINEBAUCH

                                                                      SCHEDULE I
                                                                      ----------

                               Amount of Shares
   Name of Shareholder        Beneficially Owned             Notice Address
   -------------------        ------------------             --------------

Dave Hunter                        138,373                   c/o BI Incorporated
Mckinley Edwards                    57,563                   c/o BI Incorporated
Jackie Chamberlin                   30,873                   c/o BI Incorporated
Steve Merrefield                    20,276                   c/o BI Incorporated
Jon Hinebauch                        8,672                   c/o BI Incorporated

                                                                     SCHEDULE II
                                                                     -----------

                                           Amount of Options, Warrants or Other
       Name of Shareholder                        Rights to Acquire Shares
       -------------------                 ------------------------------------

Dave Hunter                                             195,000
Mckinley Edwards                                        132,500
Jackie Chamberlin                                        92,500
Steve Merrefield                                         58,475
Jon Hinebauch                                            84,118